EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 par value per share, of Renegy Holdings, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of October 10, 2007.

METALMARK CAPITAL LLC

By:	/s/ Kenneth F. Clifford
	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MORGAN STANLEY CAPITAL PARTNERS III, L.P.

By: By:	MSCP III, LLC, as General Partner Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford
	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MSCP III 892 INVESTORS, L.P.

By: By:	MSCP III, LLC, as General Partner Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford
	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer